STOCK PURCHASE PLAN                EXHIBIT 10(h)(2)





                              FOR EMPLOYEES OF




                   SYSTEMATICS INFORMATION SERVICES. INC.




                             AND ITS AFFILIATES

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                              TABLE OF CONTENTS


ARTICLE I:    Purpose of the Plan

ARTICLE II:   Eligibility to Participate and  Other Definitions

              2.1    Affiliate. . . . . . . . . . . . . . . . . . . . . . 1
              2.2    Common Stock . . . . . . . . . . . . . . . . . . . . 2
              2.3    Compensation . . . . . . . . . . . . . . . . . . . . 2
              2.4    Eligible . . . . . . . . . . . . . . . . . . . . . . 2
              2.5    Full-Time Employee . . . . . . . . . . . . . . . . . 2
              2.6    Leave of Absence . . . . . . . . . . . . . . . . . . 2
              2.7    Pay Period, Payday . . . . . . . . . . . . . . . . . 3
              2.8    Service. . . . . . . . . . . . . . . . . . . . . . . 3
              2.9    Termination of Service . . . . . . . . . . . . . . . 3


ARTICLE III:   Employee Participation

              3.1    Voluntary, Non-Discriminatory Plan . . . . . . . . . 3
              3.2    How an Employee Elects to Participate  . . . . . . . 3
              3.3    Limits on Contribution . . . . . . . . . . . . . . . 3
              3.4    Voluntary Withdrawal from the Plan . . . . . . . . . 4
              3.5    Effect of Withdrawal from the Plan . . . . . . . . . 4
              3.7    Death of Participating Employee  . . . . . . . . . . 4
              3.8    Rights Hereunder Non-Transferrable . . . . . . . . . 4

ARTICLE IV:   Administration of the Plan

              4.1    Trustee. . . . . . . . . . . . . . . . . . . . . . . 4
              4.2    Remittance of Payroll Deductions to Trustee. . . . . 5
              4.3    Investment in Common Stock . . . . . . . . . . . . . 5
              4.4    No Interest to be Paid . . . . . . . . . . . . . . . 5
              4.5    Registration of Shares in Trustee's Name . . . . . . 5
              4.6    Dividends to be Used to Purchase Additional Shares . 5
              4.7    Shares Held in Trustee's Name not Transferable . . . 5
              4.8    Administrative Committee . . . . . . . . . . . . . . 6
              4.9    Costs of the Plan. . . . . . . . . . . . . . . . . . 6
              4.10   Brokerage Costs  . . . . . . . . . . . . . . . . . . 6
              4.11   Indemnification  . . . . . . . . . . . . . . . . . . 6


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ARTICLE V:   Delivery of Share Certificates and Semiannual Response


ARTICLE VI:  Effective Date; Termination; Amendment


ARTICLE VII:  Participation by Affiliates


ARTICLE VIII: Miscellaneous Provisions

              8.1    No Contract of Employment Intended . . . . . . . . . 7
              8.2    Financial Information Available. . . . . . . . . . . 8
              8.3    Governing Law. . . . . . . . . . . . . . . . . . . . 8
              8.4    Rules of Construction. . . . . . . . . . . . . . . . 8
              8.5    Aggregate Number of Shares Available . . . . . . . . 8

























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                      STOCK PURCHASE PLAN FOR EMPLOYEES
                                     OF
                   SYSTEMATICS INFORMATION SERVICES, INC.
                             AND ITS AFFILIATES


       WHEREAS, SYSTEMATICS INFORMATION SERVICES, INC.
("Systematics"), a wholly-owned subsidiary of ALLTEL Corporation
("ALLTEL"), desires to establish an Employee Stock Purchase Plan for Employees of Systematics and its Affiliates (as defined in Section 2.1) to provide for the right of regular, full-time employees of Systematics and its Affiliates to purchase Common Stock (as defined in Section 2.2);

       NOW, THEREFORE, Systematics hereby establishes an Employee
Stock Purchase Plan, the terms of which shall be as follows:


                                  ARTICLE I

                             Purpose of the Plan


     The purpose of the Stock Purchase Plan for Employees of Systematics Information Services, Inc. and its Affiliates (the "Plan") is to provide the employees of Systematics and its Affiliates a convenient way to acquire shares of Common Stock, through periodic investment; and to maintain and stimulate employee interest in the growth and profitability of Systematics by means of an opportunity to share in a proprietary interest in Systematics as created by this Plan.


                                 ARTICLE II


              Eligibility to Participate and Other Definitions

     2.1      Affiliate.   "Affiliate" shall include the following companies:

                           Systematics, Inc.
                           Systematics Telecommunications Services, Inc.
                            (formerly Systematics of Delaware, Inc.)
                           Systematics Financial Processing Corporation
                           Systematics Processing Corporation
                           Horizon Financial Software Corporation
                           Computer Dynamics, Inc.
                           Systematics of Arkansas, Inc.
                           New York Systematics, Inc.

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                           Massachusetts Systematics, Inc.
                           Systematics of California, Inc.

and any other wholly-owned, direct subsidiary of Systematics, and any other wholly-owned, indirect subsidiary of Systematics whose immediate parent has approved the Plan as the sole stockholder of that Subsidiary, existing from time to time that is designated by the Board of Directors of Systematics to the Trustee (as defined in Section 4.1) as included in the Plan.

       2.2 Common Stock. "Common Stock" means the Common Stock, $l.00 par value of ALLTEL.

       2.3 Compensation. "Compensation" means the compensation actually paid to an employee by Systematics or an Affiliate during the applicable Plan Year as reported on the employee's federal income tax withholding statement (Form W-2) or its subsequent equivalent. For the purposes of determining Compensation, the books and records of Systematics or an Affiliate shall be conclusive. Any amounts not includable in the employee's Compensation because of special tax treatment resulting from deferral under a salary reduction agreement shall be added to the amount described above and included in the employee's "Compensation" for purposes of the Plan.

       2.4    Eligible.   Each Full-Time Employee of Systematics or any of
its Affiliates shall be eligible to participate in the Plan; except that no employee who owns, or has a direct or indirect beneficial interest (including stock that is subject to then-currently excercisable options) in, 5% or more of the then outstanding voting capital stock of ALLTEL, and no employee subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whose shares of Common Stock held by the Trustee under the Plan, together with all shares of Common Stock of all other employees subject to Section 16(a) and held by the Trustee, have an aggregate market value, as of the end of the Plan's immediately preceding fiscal year, equal to 20% or more of the market value of all Common Stock held by the Trustee under the Plan, shall be eligible to participate for so long as that condition prevails.

       2.5 Full-Time Employee. "Full-Time Employee" means any person (including a corporate officer) who is employed by Systematics or one of its Affiliates other than persons whose customary employment is twenty hours or less per week or whose customary employment is for not more than five months in any calendar year.

       2.6    Leave of Absence.   "Leave of Absence" means absence from
the active service of Systematics or an Affiliate, with the permission of the employer, by reason of illness, military service, or for any other reason. Such leave of absence will not terminate an employee's service if he returns to active employment at the expiration of his leave in accordance with his employer's policy with respect to permitted absences. An employee whose service is terminated and who is subsequently re-employed by Systematics or an

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Affiliate will, for all purposes of the Plan, be considered a new employee as of the effective date of his re-employment.

       2.7 Pay Period, Payday. "Pay Period" means the interval of a time for which an employee regularly receives his compensation, and Payday means the day on which the employee regularly receives his compensation for the Pay Period.

       2.8 Service. "Service" means that period of continuous uninterrupted employment with Systematics or any one or more of its Affiliates, or with the predecessor business of any one of more Affiliates, the from employee's first day of employment until his date of Termination of Service with Systematics and all Affiliates. Service with two or more Affiliates during consecutive periods shall be considered continuous service with an Affiliate.

       2.9 Termination of Service" Termination of Service" means any absence from the employment of Systematics or any Affiliate (including, but not limited to, absences by reason of discharge or resignation) which is not deemed a Leave of Absence.


                                 ARTICLE III

                           Employee Participation



       3.1 Voluntary, Non-Discriminatory Plan. Participation in the Plan shall be voluntary, and all Eligible employees who participate in the Plan shall have the same rights and privileges under the Plan.

       3.2 How an Employee Elects to Participate. An Eligible employee may elect to participate in the Plan by executing a "Payroll Deduction Agreement", in such form as shall be specified by Systematics from time to time, at least one week prior to the Payday on which the employee will begin participation. The "Payroll Deduction Agreement" shall direct the employee's employer to withhold from his paycheck a specified dollar amount to be used for the purchase of Common Stock under the Plan and shall list the employee's mailing address. By signing a Payroll Deduction Agreement, an employee will indicate his acceptance of the terms of the Plan.

       3.3 Limits on Contribution. The minimum payroll deduction shall be $5.00 per pay period or $10.00 per month as the employee shall elect. An employee may increase his minimum contribution under the Plan by any multiple of $5.00, but no employee may contribute more, in any calendar year, than 5% of his Compensation for the calendar year, or in any Pay Period, than 10% of his Compensation for that Pay Period; and in no event may any employee purchase Common Stock during any calendar year having a market value on the dates of
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purchase of more than $25,000.00, nor may any employee contribute any amount at any time during which that employee is not Eligible.

       3.4 Voluntary Withdrawal from the Plan. An employee may withdraw from the Plan by submitting a signed written notice of cancellation of his Payroll Deduction Agreement to his personnel department at least one week prior to the Payday for which cancellation is to be effective. Any employee who withdraws from the Plan shall be ineligible to renew his participation for a period of six months from the date of cancellation of his Payroll Deduction Agreement.

       3.5 Effect of Withdrawal from the Plan. On and after the effective date of an employee's withdrawal from the Plan, no further contribution under the Plan shall be made for the employee. Upon withdrawal from the Plan, an employee's employer shall notify the Trustee of the withdrawal by giving written notice by ordinary mail. As soon as practicable after receipt of that written notice, the Trustee shall obtain a share certificate representing the number of shares of Common Stock to which the employee is entitled and shall mail the share certificate and a check drawn on the Plan's account for the sum of uninvested funds held to the credit of the employee, by ordinary mail to the address indicated in the employee's Payroll Deduction Agreement, if any, otherwise to the employee's mailing address last known to his employer.

       3.6 Death of a Participating Employee. In the event of the death of a participating employee, written notice of that fact shall be forwarded to the Trustee by the deceased employee's employer. The Trustee shall then prepare and forward to the executor, administrator, or other personal representative of the deceased employee, the share certificate and check for uninvested funds in the manner provided for a withdrawing employee.

       3.7 Rights Hereunder Non-Transferable. The rights granted employees hereunder including, but not limited to, rights that constitute "derivative securities", as defined in Rule 16(a)-1(c) under the Exchange Act are not transferable by the employee other than by will or the laws of descent and distribution, and such rights may only be exercised by the employee during the employee's lifetime.


                                 ARTICLE IV

                         Administration of the Plan

       4.1 Trustee. To carry out the purposes of the Plan, Systematics has established a trust and has designated Worthen Bank and Trust Co., N.A., Little Rock, Arkansas ("the Trustee"), as Trustee under a trust agreement entitled "Stock Purchase Trust for Employees of Systematics

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Information Services, Inc. and Its Affiliates", dated as of June 18, 1991, which is expressly made a part of this Plan.

       4.2 Remittance of Payroll Deductions to Trustee. At the end of each calendar month, Systematics and each Affiliate shall remit funds deducted from payrolls under this Plan to the Trustee for deposit to the trust established for the Plan and shall also furnish the Trustee with a list of participating employee and amounts deducted under the Plan.

       4.3 Investment in Common Stock. As soon as practicable after receipt of funds remitted under the Plan, the Trustee, or its designated representative, shall purchase shares of Common Stock in the open market at prevailing market prices. Systematics shall contribute to the Trustee an amount equal to 15% of the purchase price of the shares so that the effective price to the employee is 85% of the prevailing market price. The term "prevailing market price" shall mean the actual price of shares purchased in the open market. The Trustee shall be entitled to delay up to 30 days the purchase of shares with funds available therefor in the event that, in the judgment of the Trustee,it is desirable to do so in order to obtain the shares at the best price for the participating employees. The shares shall be purchased on a per employee basis. The number of shares to be purchased for each employee is to be determined by the amount of funds contributed by the employee available to buy a whole share or multiple thereof. No fractional shares will be acquired.

       4.4 No Interest to be Paid. During the interim between receipt of the funds and purchase of the shares, the Trustee shall deposit the funds in a non-interest bearing checking account or trust account with the Trustee. No interest will be paid to participating employees for such period.

       4.5 Registration of Shares in Trustee's Name. The shares acquired by the Trustee shall initially be registered in the name of the Trustee, with participating employees having a specified interest in those shares equal to the number of shares purchased with contributions by the employee ("specified interest"), which specified interest shall be determined and recorded by the Trustee at least monthly.

       4.6 Dividends to be Used to Purchase Additional Shares. All cash dividends received with respect to shares registered in the name of the Trustee shall be used by the Trustee to purchase additional shares for participating employees in proportion to their specified interests in the shares upon which the dividends were paid.

       4.7 Shares Held in Trustee's Name not Transferrable. Except as otherwise required by applicable law, an employee's interest in the shares registered in the name of the Trustee may not be assigned, sold, pledged, or alienated, and may not be encumbered by lien or security interest of any kind and shall not be liable for the debts of the employee or subject to attachment, or to any judgment rendered against the employee or to the process of any court in aid or execution of any judgment so rendered.
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       4.8    Administrative Committee.  To formulate policies for the
administration of the Trust created under this Plan, the Board of Directors of Systematics shall appoint a committee ("the Administrative Committee") which shall consist of not fewer than two members of Systematics' Board of Directors. The Administrative Committee shall have the power to vote the shares held in the name of the Trustee in any and all matters which shall be the subject of the vote of the shareholders. Interpretations and construction of any provision of the Plan shall be made by the Administrative Committee and shall be final and binding, unless otherwise determined by the Board of Directors of Systematics. The Board of Directors of Systematics may, from time to time, at its discretion, remove members from, or add members to, the Administrative Committee. Any and all vacancies on the Administrative
Committee shall be filled by the Board of Directors of Systematics from its members. Acts of a majority of the Administrative Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Administrative Committee, shall be valid acts of the Administrative Committee.

       4.9 Costs of the Plan. The costs of maintaining records and executing transfers under the Plan shall be paid by Systematics or allocated to and paid by Affiliates, as the Board of Directors of Systematics may direct.

       4.10 Brokerage Costs. Brokerage expenses incurred in the purchase of shares shall be included as part of the cost of shares to participating employees for all purposes other than the determination of the 15% portion of the purchase price that Systematics is required to contribute under Section 4.3.

       4.11 Indemnification. Neither ALLTEL, Systematics, any Affiliate, the Administrative Committee, the Trustee, nor any broker through whom purchase orders are executed pursuant to the Plan shall have any responsibility or liability for any action or determination made in good faith including, but not limited to, any action with respect to price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan. Systematics shall indemnify and hold harmless any officer, employee, agent or representative who, having in good faith acted or failed to act, incurs damage or loss including, but not limited to, the expense of defense thereof, in connection with the performance of the duties specified herein.


                                  ARTICLE V

            Delivery of Share Certificates and Semiannual Reports


     The Trustee shall make semiannual reports to each participating employee, on December 31 and June 30, specifying for each semiannual period the dates on which shares of Common Stock were purchased, the purchase price of each share held for the benefit of the employee, and the dollar amount of uninvested funds allocable to the employee. On June 30 of each year, if the
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number of shares purchased for any employee and registered in the name of the Trustee equals or exceeds twenty-five, the Trustee shall cause to be prepared a share certificate representing twenty-five or more shares of Common Stock and shall forward the certificates to the employee with his semiannual report. On December 31 of each year, the Trustee shall obtain and forward to each participating employee, with his semiannual report, a stock certificate representing the number of shares of Common Stock to which the employee is entitled.


                                 ARTICLE VI

                   Effective Date; Termination; Amendment


       The Plan shall become effective on June 18, 1991 and shall terminate automatically on June 18, 1996. The Board of Directors of Systematics may, at any time and in its discretion, alter, amend, suspend, or (prior to June 18, 1996) terminate the Plan or any part thereof. No action of the Board of Directors of Systematics shall, however, increase the duties or responsibilities of the Trustee without the Trustee's written consent or diminish a participating employee's rights with regard to shares of Common Stock then held for his benefit or uninvested funds credited to him under the Plan. Notice of any amendment, suspension, or termination of the Plan, in whole or in part, shall be given to each participating employee as soon as practicable after such action is taken.


                                 ARTICLE VII

                    Affiliate's Withdrawal from the Plan

  If a corporation that is or has become an Affiliate ceases to be an Affiliate, as so defined, such corporation shall be deemed to have withdrawn from participating in the Plan and the related Trust Agreement. Upon an Affiliate's withdrawal from the Plan, each employee of the Affiliate shall thereupon be deemed to have voluntarily withdrawn from the Plan.



                                ARTICLE VIII

                          Miscellaneous Provisions


       8.1 No Contract of Employment Intended. The granting of any right to an employee pursuant to the Plan shall not constitute an agreement or understanding, express or implied, on the part of ALLTEL, Systematics, or any Affiliate, to employ such employee for any specified
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period, nor shall any such right otherwise modify the status of any at-will employee of Systematics or any Affiliate.

       8.2 Financial Information Available. If required by law, the shares of Common Stock shall be registered under the Securities Act of 1933, as amended, on Form S-8, or such other form as shall be specified by the Securities and Exchange Commission, and shall deliver to each employee participating in the Plan a copy of any prospectus required thereunder.

       8.3 Governing Law. The construction, validity, and operation of the Plan shall be governed by Delaware law.

       8.4 Rules of Construction. Throughout this Plan, the masculine includes the feminine, and the singular includes the plural, and vice versa, where applicable.

       8.5 Aggregate Number of Shares Available. The maximum aggregate number of shares of Common Stock that may be purchased under the Plan is 500,000.




                                  SYSTEMATICS INFORMATION
                                   SERVICES, INC.



                                         By: /s/ John E. Steuri
                                                 John E. Steuri

                                         Title: Chairman, President
                                                and CEO


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